UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2021 (October 30, 2021)

PURECYCLE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5950 Hazeltine National Drive, Suite 650,

Orlando, Florida   32822

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 648-3565

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2021, PureCycle Technologies, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) announcing the appointment of Lawrence Somma (“Mr. Somma”) as Chief Financial officer, effective November 15, 2021, replacing Michael E. Dee (“Mr. Dee”). In connection with Mr. Dee’s pending separation from the Company, the Company and Mr. Dee entered into a separation agreement (the “Separation Agreement”), effective December 11, 2021, setting forth the terms of Mr. Dee’s separation from the Company. This Form 8-K/A (this “Amendment”) is being filed for the purpose providing information regarding the Separation Agreement, and this Amendment should be read in conjunction with the Original 8-K.

Separation Agreement

Pursuant to the Separation Agreement, Mr. Dee’s last day of employment with the Company will occur January 15, 2022, which is 60 calendar days after the effective date of Mr. Somma ‘s appointment, or such later date as may be mutually agreed by the Company and Mr. Dee (the “Separation Date”).

Mr. Dee will continue to be paid his base salary through the Separation Date and will receive a lump sum cash payment equal to $1,000,000.00 on December 31, 2021, in full satisfaction of the Company’s obligations under Section 4.3 of the employment agreement between the Company and Mr. Dee, dated as of November 15, 2020 (the “Employment Agreement”). After the Separation Date, the Company will: (i) pay to Mr. Dee all accrued but unpaid base salary as of the Separation Date; (ii) reimburse Mr. Dee for all reasonable business expenses incurred by Mr. Dee as of the Separation Date; and (iii) pay to Mr. Dee all accrued and vested benefits to which Mr. Dee is entitled as of the Separation Date pursuant to the terms of any compensation or benefit plans of the Company.

The Separation Agreement provides that, subject to the terms and conditions set forth therein, Mr. Dee will be entitled to the following severance benefits: (i) a cash payment in the aggregate amount of $225,000 in twelve (12) equal installments pursuant to Section 5.2(a) of the Employment Agreement, which payments shall begin within thirty (30) days following the Separation Date; (ii) a lump sum cash amount equal to Mr. Dee’s Annual Bonus (as defined in the Employment Agreement), to the extent such bonus would have been earned for the 2021 calendar year calculated on the basis of actual performance of the applicable performance objectives for the entire performance period; (iii) reimbursement of attorneys’ fees related to negotiation of the Separation Agreement of up to an amount not to exceed $20,000.00; (iv) reimbursement for the difference between Mr. Dee’s monthly COBRA premium paid by Mr. Dee and the monthly premium amount paid by Mr. Dee for such coverage immediately prior to the Separation Date for a period of not greater than twelve months; (v) vesting of 613,497 stock options granted on March 17, 2021, which shall remain exercisable until, and terminate on the date that is five years after the Separation Date; (vi) vesting of 666,667 service-based restricted shares (“Restricted Shares”) that were granted by the Company on July 8, 2021 and that remain outstanding on the following schedule: (1) 333,334 Restricted Shares will become non-forfeitable on the Separation Date and will remain subject to the applicable restrictions on transfer set forth in the applicable award agreement until March 15, 2022, and (2) 333,333 Restricted Shares will vest on the date on which the Company’s Ironton, Ohio plant becomes operational, as certified by Leidos in accordance with the Limited Offering Memorandum, dated September 23, 2020 (in connection with the bond offering by Southern Ohio Port Authority to PureCycle: Ohio LLC), provided if such Restricted Shares do not vest by 11:59 pm December 31, 2024, they shall expire; (vii) vesting in full (if at all) of 200,000 unearned and unvested performance-based restricted stock units that were granted by the Company to Mr. Dee on July 8, 2021 and are outstanding as of the Separation Date based on the performance criteria described in Section 4.4(b)(iii) of Mr. Dee’s Employment Agreement; (viii) vesting of each of the 18,107 restricted stock units granted on July 8, 2021, pro-rata, based on the number of days during the vesting period that Mr. Dee was employed by the Company from July 8, 2021 through the Separation Date; and (ix) vesting (if at all) of 18,107 unearned and unvested performance-based restricted stock units that were granted by the Company to Mr. Dee on July 8, 2021, and are outstanding as of the Separation Date based on achievement of the applicable performance criteria established by the Compensation Committee of the Board of Directors of the Company, which vesting shall be pro-rata based on the number of days that Mr. Dee was employed by the Company from the beginning of the applicable performance period through the Separation Date.

Under the Separation Agreement, Mr. Dee reaffirmed his continued commitment to the confidentiality, non-competition and non-solicitation restrictive covenants contained in his Restrictive Covenants Agreement, dated as of November 14, 2020, between the Company and Mr. Dee (the Restrictive Covenants Agreement”). Mr. Dee also agreed to a release of claims against the Company pursuant to the form of release agreement attached as Exhibit B to the Separation Agreement.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1*	Separation Agreement, dated December 11, 2021, by and between PureCycle Technologies, Inc. and Michael E. Dee
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*         Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information (i) is not material and (ii) is the type that the Company treats as private or confidential. The Company agrees to furnish a supplemental copy with any omitted information to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureCycle Technologies, Inc.

Dated: December 15, 2021	By:	/s/ Brad S. Kalter
Brad S. Kalter
General Counsel and Corporate Secretary